UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 3, 2011

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6820 LBJ Freeway

Dallas, TX 75240

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (972) 980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders of the Registrant was held on November 3, 2011. Matters voted upon by shareholders at that meeting were:

Proposal 1

Each of the management’s nominees, was elected a director to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

	Number of Shares Votes
Name	For	Withheld	Broker Non-Vote
Douglas H. Brooks	66,712,055	855,409	5,444,027
David Deno	67,344,549	222,915	5,444,027
Joseph M. DePinto	67,545,797	21,667	5,444,027
Michael J. Dixon	67,505,319	62,145	5,444,027
Harriet Edelman	67,503,724	63,740	5,444,027
Jon L. Luther	67,518,247	49,217	5,444,027
John W. Mims	67,509,802	57,662	5,444,027
George R. Mrkonic	67,388,314	179,150	5,444,027
Rosendo G. Parra	67,506,711	60,753	5,444,027
Cece Smith	67,535,259	32,205	5,444,027

Proposal 2

The proposal to ratify the appointment of KPMG LLP as Independent Auditors for Fiscal 2012 as approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
72,652,092	348,238	11,161	0

Proposal 3

The proposal of executive compensation was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
67,249,342	282,018	36,104	5,444,027

Proposal 4

The proposal on frequency of executive compensation was approved. The results were as follows:

1 Yr	2 Yrs	3 Yrs	Abstain
64,031,204	66,988	3,446,752	22,520

Item 7.01. Regulation FD Disclosure

In the Press Release, the Registrant announced that on November 3, 2011, the Board of Directors declared a quarterly dividend to common stock shareholders in the amount of $0.16 per share. The dividend will be payable on December 29, 2011 to shareholders of record at the close of business on December 9, 2011.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

99	Press Release, dated November 3, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: November 3, 2011	By:	/s/ Douglas H. Brooks
Douglas H. Brooks
Chairman of the Board, President and Chief Executive Officer